                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 10, 1996, which appears on page 23 of the 1996 Annual Report to Shareholders of Shiloh Industries, Inc., which is incorporated by reference in Shiloh Industries, Inc. Annual Report on Form 10-K for the year ended October 31, 1996. We also consent to the incorporation by reference of our report on the financial statement schedules, which appears in the Annual Report on Form 10-K/A.




/s/ Price Waterhouse LLP

Cleveland, Ohio

February 4, 1997